                                                                  EXECUTION COPY
                                                                  --------------



                            ORGANICHEM CORPORATION


                      $15,000,000 Convertible Debentures
                             due December 21, 2005


                             _____________________

                         DEBENTURE PURCHASE AGREEMENT

                             _____________________



                            As of December 21, 1999

                            Organichem Corporation
                         Debenture Purchase Agreement
                            As of December 21, 1999

                                     INDEX

                                                                                      Page
SECTION 1.  TERMS OF PURCHASE; PAYMENT TERMS........................................   1
            --------------------------------
     1.1    Sale and Purchase.......................................................   1
            -----------------
     1.2    Terms of the Debenture..................................................   1
            ----------------------
     1.3    Closing.................................................................   2
            -------

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................   3
            ---------------------------------------------
     2.1    Incorporation By Reference..............................................   3
            --------------------------
     2.2    Corporate Power.........................................................   3
            ---------------
     2.3    Authorization and Non-Contravention.....................................   3
            -----------------------------------

SECTION 3.  CLOSING CONDITIONS OF LENDER............................................   4
            ----------------------------
     3.1    Representations and Warranties True; Performance of Obligations.........   4
            ---------------------------------------------------------------
     3.2    Consents, Permits and Waivers...........................................   4
            -----------------------------
     3.3    Reservation of Conversion Shares........................................   4
            --------------------------------
     3.4    Opinions of Company Counsel.............................................   4
            ---------------------------
     3.5    Authorization...........................................................   4
            -------------
     3.6    Compliance Certificate..................................................   4
            ----------------------
     3.7    Delivery of Documents...................................................   4
            ---------------------
     3.8    No Violation or Injunction..............................................   5
            --------------------------
     3.9    No Litigation...........................................................   5
            -------------
     3.10   Stock Purchase..........................................................   5
            --------------
     3.11   All Proceedings Satisfactory............................................   5
            ----------------------------

SECTION 4.  CLOSING CONDITIONS OF THE COMPANY.......................................   5
            ---------------------------------
     4.1    Authorization...........................................................   5
            -------------
     4.2    No Violation or Injunction..............................................   5
            --------------------------
     4.3    No Litigation...........................................................   6
            -------------
     4.4    Purchase Price..........................................................   6
            --------------

SECTION 5.  CONVERSION..............................................................   6
            ----------
SECTION 6.  EVENTS OF DEFAULT; REMEDIES.............................................   7
            ---------------------------
     6.1    Events of Default.......................................................   7
            -----------------
     6.2    Remedies on Default, Etc................................................   8
            ------------------------
SECTION 7.  REPRESENTATIONS AND WARRANTIES OF THE LENDER............................   8
            ---------------------------------------------

                                      (i)

                                                                                    Page
                                                                                    ----
     7.1    Authority and Non-Contravention......................................    8
            -------------------------------
     7.2    Organization and Corporate Power.....................................    9
            --------------------------------
     7.3    Investment...........................................................    9
            ----------

SECTION 8.  INTERCREDITOR MATTERS................................................    9
            ---------------------
     8.1    Subordination to Payment.............................................    9
            ------------------------
     8.2    Bankruptcy or Liquidation............................................   10
            -------------------------
     8.3    Payment Default on Senior Debt.......................................   10
            ------------------------------
     8.4    Non-Payment Default on Senior Debt...................................   10
            ----------------------------------
     8.5    Limitation on the Exercise of Certain Rights.........................   10
            --------------------------------------------
     8.6    Subrogation..........................................................   11
            -----------
     8.7    Absolute Obligation..................................................   11
            -------------------
     8.8    Conversion...........................................................   11
            ----------
     8.9    Definition of Senior Debt............................................   11
            -------------------------

SECTION 9.  GENERAL..............................................................   12
            -------
     9.1    Amendments, Waivers and Consents.....................................   12
            --------------------------------
     9.2    Survival of Covenants; Assignability of Rights.......................   12
            ----------------------------------------------
     9.3    Governing Law; Jurisdiction; Venue...................................   12
            ----------------------------------
     9.4    Dispute Resolution...................................................   12
            ------------------
     9.5    Section Headings.....................................................   13
            ----------------
     9.6    Counterparts.........................................................   13
            ------------
     9.7    Notices and Demands..................................................   13
            -------------------
     9.8    Severability.........................................................   14
            ------------
     9.9    Expenses.............................................................   14
            --------
     9.10   Integration..........................................................   14
            -----------

                                     (ii)

                         DEBENTURE PURCHASE AGREEMENT


     THIS AGREEMENT (this "Agreement") made as of December 21, 1999 by and between Organichem Corporation, a Delaware corporation (the "Company") and Albany Molecular Research, Inc., a Delaware corporation (the "Lender").

     WHEREAS, the Company has agreed to sell and the Lender has agreed to purchase convertible subordinated debentures due in the year 2005 in an aggregate principal amount of $15,000,000; and

     WHEREAS, the proceeds from the purchase and sale of such convertible subordinated debentures shall be used by the Company in connection with the Company's acquisition of certain assets of Nycomed Amersham, plc. and for general working capital purposes.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1.   TERMS OF PURCHASE; PAYMENT TERMS
             --------------------------------

     1.1  Sale and Purchase. Subject to the terms and conditions set forth
          -----------------
herein, the Company shall issue and sell to the Lender, and the Lender shall purchase from the Company, a convertible subordinated debenture, due on December 21, 2005 in substantially the form attached hereto as Exhibit A, (the "Debenture") in the principal amount of $15,000,000 (the "Purchase Price"). The Debenture will be purchased at the Closing as set forth in Section 1.3 hereof, will be dated the date of issuance thereof, will mature on December 21, 2005 (the "Maturity Date"), will bear interest and be payable as set forth in Section
1.2 hereof and will be convertible into shares of common stock, par value $.001 per share, of the Company ("Common Stock") as set forth in Section 5 hereof.

     1.2  Terms of the Debenture.
          ----------------------

          (a)  Interest. The Debenture shall bear interest on the unpaid
               --------
principal amount thereof from the date of issuance thereof through and until the Maturity Date at margins over specified fixed or floating LIBOR (London Inter-Bank Offer Rate) rates as provided for in Section 2.7(g) of the Credit Agreement, by and between KeyBank National Association and other lenders named therein, and the Company of even date herewith (the "Interest"). The Interest shall accrue and be payable on twentieth (20th) day following the last business day of each six month period following the date of issuance and shall be computed (i) on the basis of a 360-day year and the actual number of days elapsed and (ii) using LIBOR on the date of issuance with respect to the first payment period and on the first business day of each subsequent six month period with respect to such payment period. All payments shall be applied first to interest on the unpaid balance and the remainder to principal.

          (b)  Deferral of Accrued Interest Payable. Notwithstanding the
               ------------------------------------
foregoing, the Company and the Lender hereby elect to allow all interest on this Debenture to accrue until December 21, 2000, at which time all accrued interest shall be added to the outstanding principal of the Debenture. All interest on this Debenture shall accrue for each six month period thereafter and shall be payable on the last business day of each such six month period (the "Payment Date") provided that the Company is in compliance with its financial covenants (the "Financial Covenants") as those terms are defined in the senior debt agreements between the Company and Key Bank. If on any Payment Date the Company is not in compliance with its Financial Covenants, all interest otherwise payable on such Payment Date shall be added to the outstanding principal of the Debenture. The Company and the Lender further agree that on December 31, 2002, if the Call is exercised, or December 31, 2003, if the Put is exercised, sixty-two and one half percent (62.5%) of the accrued interest not paid by the Company as of that date shall be applied to reduce the price the Lender would otherwise pay to acquire the shares of Common Stock of the Company pursuant to a Put/Call Agreement made as of December 21, 1999 by and among the Lender, the Borrower and individuals identified therein (the "Put/Call Agreement") upon exercise of the Call Right or Put Right (as such terms are defined in the Put/Call Agreement).

          (c)  Conversion. The Debenture shall be convertible at the option of
               ----------
the Lender into shares of Common Stock all in accordance with, on the terms and during the periods set forth in Section 5 hereof. No conversion of the Debenture shall be permitted except as provided in Section 5 hereof.

          (d)  Payments on the Debenture. All payments of principal and interest
               -------------------------
on the Debenture shall be made by the Company by wire transfer in lawful money of the United States of America in immediately available funds not later than 12:00 p.m., New York time, on the date such payment is due, or, if such date is not a business day, then on the next succeeding business day, at the address of the Lender stated on the signature page hereto or at such other address of which the Company shall have received written notice.

          (e)  Prepayment. Subject to the Lender's right to convert pursuant to
               ----------
Section 5 hereof, the Company may, in its sole discretion prepay the outstanding aggregate principal amount of the Debenture plus all or any portion of any accrued and unpaid Interest thereon, including the interest which represents a prior addition to principal in accordance with Section 1(b) above, without premium or penalty at any time after giving twenty (20) days prior written notice to the Lender of such proposed prepayment (a "Prepayment Notice").

     1.3  Closing. The closing of the sale and purchase of the Debenture shall
          -------
take place at the offices of Whiteman, Osterman & Hanna on December 21, 1999 (the "Closing"). At the Closing, the Company will deliver the Debenture being acquired by the Lender against payment of $15,000,000 by or on behalf of the Lender to the Company by certified or bank cashier's check or wire transfer of immediately available funds.

SECTION 2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
             ---------------------------------------------

     In order to induce the Lender to enter into this Agreement, the Company hereby makes the following representations and warranties.

     2.1  Incorporation By Reference. The Company hereby incorporates and makes
          --------------------------
a part of this Agreement the representations and warranties of the Company contained in Section 2 of that certain Stock Purchase Agreement among the Lender, the Company and the Company's stockholders of even date herewith (the "Stock Purchase Agreement").

     2.2  Corporate Power. The Company has all requisite power and authority to
          ---------------
enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby, including the issuance of the Debenture and the shares of Common Stock issuable upon conversion of the Debenture.

     2.3  Authorization and Non-Contravention. This Agreement and all documents
          -----------------------------------
executed pursuant hereto, including without limitation the Debenture, are valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and all agreements, documents and instruments contemplated hereby, and the issuance and delivery of the Debenture have been duly authorized by all necessary action of the Company. The execution and delivery of this Agreement and all agreements, documents and instruments contemplated hereby, the issuance and delivery of the Debenture and the performance of the transactions contemplated by this Agreement and such other agreements, documents and instruments do not and will not (a) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) or loss of benefit under any contract or obligation to which the Company is a party or by which the Company or its assets are bound, or any provision of the Company's Certificate of Incorporation or By-laws, or cause the creation of any claim upon any of the assets of the Company;
(b) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency applicable to the Company; (c) require from the Company any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party; or (d) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which the Company is a party or by which the Company is bound.

SECTION 3.   CLOSING CONDITIONS OF LENDER
             ----------------------------

     The Lender's obligation to purchase and pay for the Debenture shall be subject to the satisfaction by the Company at or prior to the Closing of the following conditions:

     3.1  Representations and Warranties True; Performance of Obligations. The
          ---------------------------------------------------------------
representations and warranties made by the Company in Section 2 hereof shall be true and correct as of the Closing with the same force and effect as if they had been made as of the Closing, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

     3.2  Consents, Permits and Waivers. The Company shall have obtained any and
          -----------------------------
all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

     3.3  Reservation of Conversion Shares. The shares of Common Stock issuable
          --------------------------------
upon conversion of the Debenture shall have been duly authorized and reserved for issuance upon such conversion.

     3.4  Opinions of Company Counsel. The Lender shall have received from
          ---------------------------
counsel for the Company, Whiteman Osterman & Hanna, its favorable opinion, dated as of the date of the Closing, in form and substance acceptable to the Lender.

     3.5  Authorization. The Company shall have duly adopted resolutions in form
          -------------
reasonably satisfactory to the Lender authorizing the Company to consummate the transactions contemplated hereby in accordance with the terms hereof, including, without limitation, the issuance of the Debenture and the issuance of the shares of Common Stock upon conversion of the Debenture, and the Lender shall have received a duly executed certificate of an authorized officer of the Company setting forth a copy of such resolutions and such other matters as may be requested by the Lender.

     3.6  Compliance Certificate. The Company shall have delivered to Lender a
          ----------------------
Compliance Certificate, executed by the President and Chief Executive Officer of the Company, dated the Closing, to the effect that the conditions specified in subsections 3.1, 3.2 and 3.3 of this Section 3 have been satisfied.

     3.7  Delivery of Documents. Concurrently with the Closing, the Company
          ---------------------
shall have executed and delivered to the Lender, the following:

          (a) The Debenture, executed by the Company and in the form attached hereto as Exhibit A;
          ---------

          (b) Copies, certified by the Secretary of the Company, of the resolutions of the board of directors of the Company authorizing the execution and delivery of this Agreement and the Debenture;

          (c) A copy of the Company's Certificate of Incorporation, as amended, certified as of a recent date by the Delaware Secretary of State and a copy of the Company's by-laws, as amended, certified as of the date of the Closing by the Secretary of the Company; and

          (d) Such other supporting documents and certificates as the Lender may reasonably request and as may be required pursuant to this Agreement.

     3.8  No Violation or Injunction. The consummation of the transactions
          --------------------------
contemplated by this Agreement shall not be in violation of any law or regulation applicable to the Company, shall not be subject to any injunction, stay or restraining order and shall not require any filings, approvals or consents which shall not have previously been made or obtained.

     3.9  No Litigation. No litigation, suit, action, claim or investigation
          -------------
shall be pending, or threatened, which might impair or prevent the performance of the Company hereunder or the transactions contemplated herein.

     3.10 Stock Purchase. The transactions contemplated by the Stock Purchase
          --------------
Agreement shall have been consummated.

     3.11 All Proceedings Satisfactory. All corporate and other proceedings
          ----------------------------
taken by the Company prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and instruments related thereto, shall be reasonably satisfactory in form and substance to the Lender. The issuance and sale of the Debenture to the Lender shall be made in conformity with all applicable state and federal securities laws.

SECTION 4.   CLOSING CONDITIONS OF THE COMPANY
             ---------------------------------

     The Company's obligations to sell and issue the Debenture shall be subject to the following conditions:

     4.1  Authorization. The Company shall have received a duly executed
          -------------
certificate of an authorized officer or agent for the Lender dated as of the Closing, certifying that the Lender is authorized to consummate the transactions contemplated hereby in accordance with the terms hereof, including, without limitation, the purchase of the Debenture and such other matters as may be reasonably requested by the Company.

     4.2  No Violation or Injunction. The consummation of the transactions
          --------------------------
contemplated by this Agreement shall not be in violation of any law or regulation, shall not be subject to any injunction, stay or restraining order and shall not require any filings, approvals or consents which shall not have previously been made or obtained.

     4.3  No Litigation. No litigation, suit, action, claim or investigation
          -------------
shall be pending, or threatened, which might impair or prevent the performance of the Company hereunder or the transactions contemplated herein.

     4.4  Purchase Price. The Company shall have received the entire purchase
          --------------
price for the Debenture as specified in Section 1.3.

SECTION 5.   CONVERSION
             ----------

     At any time upon and after the earliest of: (a) December 21, 2002; (b) receipt by the Lender of a Prepayment Notice; or (c) the occurrence of an Event of Default pursuant to subsection (c) or (d) of Section 6.1 hereof (following any applicable remedy period, including the 60 day period in which an Involuntary Petition may be dismissed or stayed), the Lender may, upon 30 days prior written notice, require that all of the then outstanding Debentures be converted into that number of shares of Common Stock required so that, after the issuance, Lender shall own 75% of the capital stock of the Company, on a fully-diluted basis. No partial conversion of the Debenture shall be permitted. Upon conversion of the Debenture, any interest accrued but not yet payable with respect to the converted principal amount of Debenture shall be immediately payable by the Company.

     Notwithstanding anything in this Agreement to the contrary, the Debenture may not be prepaid pursuant to Section 1.2(d) hereof unless (i) the Lender shall have received a Prepayment Notice at least twenty (20) days prior to the proposed prepayment and (ii) the Lender shall not have given written notice to the Company of the Lender's intent to convert the Debenture. Within fifteen (15) days of the Lender's receipt of a Prepayment Notice, the Lender shall give the Company written notice of its intention to convert the Debenture in connection with the Prepayment Notice. To exercise the right to convert the Debenture under this Section 5, the Lender shall surrender the Debenture, marked canceled, and acknowledged by the Lender to be paid-in-full, to the Company at the Company's principal office in exchange for the shares of Common Stock. Upon delivery of the Debentures to the Company, marked canceled, the Lender shall be deemed to be a stockholder in the Company holding shares of Common Stock and as soon as is reasonably practicable thereafter, the Company will cause to be issued in the name of and delivered to Lender or the Lender's successors or assigns a certificate for the number of full shares of Common Stock to which Lender shall be entitled on such conversion. In lieu of issuing any fractional shares of Common Stock, the Company shall pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors of the Company) on the date of conversion. The Company shall make such filings as are required and obtain all necessary consents and approvals necessary to consummate such conversion, including, if applicable, all necessary filings and approvals under Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Company shall take all other action that the Lender may reasonably request to evidence and effectuate the Lender becoming a stockholder holding shares of Common Stock of the Company. The Company will comply with all applicable state "blue sky" or securities laws in connection with the issuance and sale of the Debenture, the shares of Common Stock into which the Debentures may be converted, and the other securities issued by the Company.


SECTION 6. EVENTS OF DEFAULT; REMEDIES
           ---------------------------

     6.1   Events of Default. In each case of the happening of the following
           -----------------
events while the Debenture is outstanding (each of which is herein sometimes referred to as an "Event of Default"):

           (a) if a default occurs in the payment of any premium, installment of the principal of, interest on, or other obligation with respect to, the Debenture, whether at the due date thereof or upon acceleration thereof, and, solely in the case of any such default in the payment of interest, charges, fees or expenses, such default continues for more than five (5) days after the due date thereof;

           (b) if a default occurs in the due observance or performance of any material covenant, condition or agreement on the part of the Company under this Agreement and such default remains uncured for thirty (30) days after the occurrence thereof, or for such longer period if the default cannot reasonably be cured within such 30-day period and the Company is diligently pursuing cure of the default, but in no event for a period greater than 90 days after written notice thereof has been delivered by the Lender to the Company, provided,
                                                                --------
however, that if such default cannot be remedied, then such default shall be
-------
deemed to be an Event of Default as of the date of the occurrence thereof;

           (c) if the Company shall (i) discontinue its business, (ii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (iii) admit in writing its inability to pay its debts as they mature, (iv) make a general assignment for the benefit of creditors, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if corporate action shall be taken for the purpose of effecting any of the foregoing; or

           (d) there shall be filed against the Company an involuntary petition seeking reorganization of the Company or the appointment of a receiver, trustee, custodian or liquidator of the Company or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an "Involuntary Petition");

then, upon each and every such Event of Default and at any time thereafter during the continuance of such Event of Default at the election of the Lender, the Debenture shall immediately become due and payable, both as to principal and interest, without presentment, demand, or protest, all of which are hereby expressly waived, anything contained herein or in the Debenture to the contrary notwithstanding (except in the case of an Event of Default under subsections (c) or (d) of this Section, in which event such Indebtedness shall automatically become due and payable). In the event of an acceleration of the Debenture as a result of the filing of an Involuntary Petition as specified in subsection (d) of this Section, such acceleration shall be rescinded, and the Company's rights hereunder reinstated, if, within sixty (60) days following the filing of such Involuntary Petition, such Involuntary Petition shall have been dismissed or stayed, and there shall exist no other Event of Default under this Agreement.

     6.2   Remedies on Default, Etc. In case any one or more Events of Default
           ------------------------
shall occur and be continuing, the Lender may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Agreement or the Debenture, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law. No right conferred upon the Lender hereby or the Debenture shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.


SECTION 7. REPRESENTATIONS AND WARRANTIES OF THE LENDER
           --------------------------------------------

     In order to induce the Company to enter into this Agreement, the Lender hereby represents and warrants to and agrees with the Company with respect to the Lender's purchase of the Debenture hereunder that as of the date hereof:

     7.1   Authority and Non-Contravention. The Lender has full right, authority
           -------------------------------
and power under its Certificate of Incorporation and By-laws to enter into this Agreement and all agreements, documents and instruments executed by such Lender pursuant hereto and to carry out the transactions contemplated hereby and thereby. This Agreement and all agreements, documents and instruments executed by the Lender pursuant hereto are valid and binding obligations of the Lender enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and all agreements, documents and instruments executed by the Lender pursuant hereto have been duly authorized by all necessary action under the Lender's Certificate of Incorporation and By-laws. The execution, delivery and performance by the Lender of this Agreement and all agreements, documents and instruments to be executed and delivered by the Lender pursuant hereto do not and will not: (i) violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse or time or both) under, accelerate any obligation under, or give rise to a right of termination of, any material contract, agreement, obligation, permit, license or authorization to which the Lender is a party or by which the Lender or its assets is bound, or any provision of the Lender's Certificate of Incorporation or Bylaws; (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Lender; or (iii) require from the Lender any notice to, declaration or filing with, or consent or approval of, any governmental authority or other third party.

     7.2   Organization and Corporate Power. The Lender is a corporation duly
           --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified or registered to do business as a foreign corporation in each jurisdiction in which the failure to be so duly qualified or registered has had, or would be reasonably likely to have, a material adverse effect on the assets, liabilities, condition (financial or otherwise), business, results of operations or prospects of the Lender (a "Material Adverse Effect"). The Lender has all requisite power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby. A copy of the Lender's Certificate of Incorporation and Bylaws, each as amended and supplemented to date, and which have been furnished to the Company by the Lender, are correct and complete as of the date hereof, and the Lender is not in violation of any term thereof. The Lender is not in violation of any term or provision of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to it or to which it is a party, except for violations which, individually or in the aggregate, would not have a material adverse effect on the financial condition or results of operations of Lender.

     7.3   Investment. The Lender is acquiring the Debenture for investment
           ----------
for its own account, and not with a view to any distribution thereof in violation of the securities laws. The Lender understands that the Debenture has not been registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Lender's representations as expressed herein. The Lender's financial condition and investments are such that it is in a position to hold the Debenture for an indefinite period, bear the economic risks of the investment and withstand the complete loss of the investment. The Lender has extensive knowledge and experience in financial and business matters and has the capability to evaluate the merits and risks of the Debenture. The Lender qualifies as an "accredited investor" as such term is defined in Section 2(15) of the Securities Act and Regulation D promulgated thereunder. The Lender acknowledges that the Debenture must be held indefinitely unless subsequently registered under the Securities Act or any applicable state securities laws or unless exemptions from such registrations are available. The Lender is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.


SECTION 8. INTERCREDITOR MATTERS
           ---------------------

     8.1   Subordination to Payment. Notwithstanding anything in this
           ------------------------
Agreement, in the Debenture or in any of the other documents and instruments executed and, or, delivered pursuant thereto or in connection therewith to the contrary, the Debenture shall be subordinate and junior in right of payment to the Senior Debt (as hereinafter defined) of the Company to the extent and in the manner set forth in this Section 8. Except as specifically provided for otherwise in this Section 8, payments on account of the Debenture may be made by the Company and such payments may be received and retained by the Lender as and when due.

     8.2   Bankruptcy or Liquidation. Upon the event of: (a) any insolvency or
           -------------------------
bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings with respect to the Company; (b) any proceedings for voluntary liquidation, dissolution or other winding up of the Company (whether or not involving insolvency or bankruptcy proceedings); or (c) any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or substantially all of the property, assets or business of the Company or the proceeds thereof to any creditor or creditors other than in the ordinary course of business (including without limitation any marshaling of assets), all Senior Debt shall be paid in full in cash (or other property acceptable to the holders of Senior Debt in their sole determination) before any payment or distribution, direct or indirect, whether in cash, securities, property or otherwise, shall thereafter be made on the Debenture; provided, however, that this provision shall not preclude the Lender
           --------  -------
from (i) exercising its conversion rights under Section 5 hereof and receiving the shares of Common Stock issuable upon such conversion or (ii) exchanging the Debenture for other securities which are subordinated in right of payment to the Senior Debt on terms which are no more favorable to the Lender than the terms of this Section 8.

      8.3  Payment Default on Senior Debt. Except as specifically provided
           ------------------------------
otherwise in Section 8.8 hereof, during the continuance of any default (without regard to any applicable grace or cure periods) in the payment of any sums (principal, interest or otherwise) due and payable on any Senior Debt (whether as a result of a periodic payment, maturity, acceleration or a mandatory prepayment), no payment on the Debenture, direct or indirect, whether in cash, securities, property or otherwise, shall be made after written notice of the foregoing default is given to the Company and the Lender, unless and until the default under such Senior Debt shall have been cured in full or arrangements for such cure, which are accepted in writing by the holder of such Senior Debt, shall have been made.

     8.4   Non-Payment Default on Senior Debt. Except as specifically provided
           ----------------------------------
otherwise in Section 8.8 hereof, upon the occurrence of a default on any Senior Debt (without regard to any applicable grace or cure periods), other than a default described in Section 8.2 or 8.3 above, no payment on the Debenture, direct or indirect, pursuant to Sections 1.2(a), 1.2(c) or 1.2(d), shall be made from the date that written notice of the foregoing default is given to the Company and the Lender and for a period of 60 days thereafter, unless and until the default under such Senior Debt shall have been cured in full or arrangements for such cure, which are accepted in writing by the holder of such Senior Debt, shall have been made; provided, however, that no more than one (1) payment
                      --------  -------
blockage period may be declared hereunder in any 365-day period.

     8.5   Limitation on the Exercise of Certain Rights. The Lender agrees
           --------------------------------------------
that, upon written notice to it from any holder of Senior Debt specifying such holder's name and address, it will not thereafter, without at least one day's prior written notice to the holder of such Senior Debt, make any request or demand for, accelerate or bring any action with respect to, the payment of the Debentures.

     8.6   Subrogation. Upon the payment in full of all Senior Debt, the
           -----------
Lender shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company made on the Senior Debt until all of the obligations or the Debenture shall be paid in full. Except as may be otherwise ordered by a court with respect to the payments contemplated under Section 8.2 hereof, no payments or distributions to the holders of the Senior Debt of cash, property, securities or otherwise (including any amounts paid on account of the Debenture which are subsequently paid over to or held in trust for the benefit of the holders of any Senior Debt) shall, as between the Company, the Lender and the Company's other creditors, be deemed to be a payment by the Company on account of the Debenture. The provisions of this Section 8 are intended solely to define the relative rights of the Lender, on the one hand, and the holders of Senior Debt, on the other hand, vis a vis the Company.
                                                   --- - ---
     8.7   Absolute Obligation. Nothing contained in this Section 8 is
           -------------------
intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Lender, the obligation of the Company, which is absolute and unconditional, to pay to the Lender any and all sums outstanding under the Debenture as and when the same shall become due and payable in accordance with the terms thereof. Nor is anything contained in this Section 8 intended to: (a) affect the relative rights of the Lender and creditors of the Company other than the holders of Senior Debt, or (b) prevent the Lender from exercising all remedies otherwise permitted by applicable law upon default, subject to the limitations set forth in Section 8.5 hereof and to the rights under this Section 8 of the holders of Senior Debt with respect to cash, property or securities of the Company received upon the exercise of any such remedy. The failure of the Company to make any payment on the Debenture by reason of any provision of this Section 8 shall not be construed as preventing the occurrence of an Event of Default under Section 6 hereof.

     8.8   Conversion. Nothing contained in this Section 8 shall be deemed to
           ----------
prohibit the rights of the Lender to convert the Debenture pursuant to Section 5 hereof and to receive the shares of Common Stock issuable upon such conversion.

     8.9   Definition of Senior Debt. For purposes of this Agreement, the term
           -------------------------
"Senior Debt" shall mean and include all principal of, interest on, premium, if any, and reimbursement, indemnity or other obligations of the Company with respect to any (i) indebtedness owing to any bank, trust company, insurance company, finance company or other institutional lender providing financing to the Company incurred, created or arising pursuant to any agreement or instrument which the Company executes and delivers from time to time, and (ii) any amendment, modification, supplement, restatement, refinancing, deferral, renewal, extension or refunding of any such indebtedness described in (i) above (including, without limitation, any of the foregoing having the effect of increasing the principal amount of the indebtedness outstanding or available thereunder) as may be entered into by the Company from time to time.

SECTION 9. GENERAL
           -------

     9.1   Amendments, Waivers and Consents. For the purposes of this
           --------------------------------
Agreement and all agreements, documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company and the Lender and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof or thereof may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision; provided, however, that
                                                   --------  -------
except as otherwise provided herein or therein, changes in or additions to, and any consents required by, or requests or demands made pursuant to, this Agreement may be made, and compliance with any term, covenant, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument or instruments signed by a majority in interest of the Lender and the Company expressly referring to the term, covenant, condition or provision waived. Any amendment or waiver effected in accordance with this Section 9.1 shall be binding upon the Lender, the Company and each party's respective successors.

     9.2   Survival of Covenants; Assignability of Rights. All covenants,
           ----------------------------------------------
agreements, representations and warranties of the Company made herein and to be performed prior to or at the Closing and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to any Lender pursuant to the terms of this Agreement shall be presumed to have been material and to have been relied upon by such Lender, and, except as otherwise provided in this Agreement, shall survive the delivery of the Debenture and shall bind the Company's successors and assigns, whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Lender' successors. Neither party may assign any part of its rights or obligations under this Agreement or the Debenture.

     9.3   Governing Law; Jurisdiction; Venue. THIS AGREEMENT SHALL BE DEEMED
           ----------------------------------
TO BE A CONTRACT MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

     9.4   Dispute Resolution. All disputes, claims, or controversies arising
           ------------------
out of or relating to (i) this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby, (ii) the Lender's ongoing investment in the Company, that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before the American Arbitration Association (the "Arbitrator"). The
                                                            ----------
arbitration shall be held in Albany, New York before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by the Arbitrator unless specifically modified herein.

     The parties covenant and agree that the arbitration shall commence within 180 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party's witness or expert. The arbitrator's decision and award shall be made and delivered within six (6) months of the selection of the arbitrator. The arbitrator's decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

     The parties covenant and agree that they will participate in the arbitration in good faith and that they will, except as provided below, (i) bear their own attorneys' fees, costs and expenses in connection with the arbitration, and (ii) share equally in the fees and expenses charged by the Arbitrator. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys' fees, incurred by the other party in enforcing the award. This Section 9.4 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in a court of appropriate jurisdiction without prior arbitration for the purpose of avoiding immediate and irreparable harm or to enforce its rights under any non-competition covenants.

     9.5  Section Headings. The descriptive headings in this Agreement have
          ----------------
been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

     9.6  Counterparts. This Agreement may be executed simultaneously in any
          ------------
number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

     9.7  Notices and Demands. Any notice or demand which, by any provision
          -------------------
of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes when delivered in hand, by facsimile transmission with receipt acknowledged or by express delivery providing receipt of delivery, to the following addresses and numbers: if to the Company, at its address as shown on the signature page hereof, or at any other address designated by the Company to the Lender in writing; if to the Lender, at its mailing address and facsimile number, if applicable, as shown on the signature page hereto, or at any other address or facsimile number designated by the Lender to the Company in writing; and if to an assignee of a Lender, at its address or facsimile number as designated to the Company in writing.

     9.8  Severability. Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

     9.9  Expenses. The Company shall pay all costs and expenses that it
          --------
incurs (including, without limitation, those of its accountants and lawyers) with respect to the negotiation, execution, delivery, performance and enforcement of this Agreement and the agreements, documents and instruments contemplated hereby or executed pursuant hereto, and the Lender shall pay all costs and expenses that it incurs with respect to the negotiation, execution and delivery of this Agreement and the agreements, documents and instruments contemplated hereby or executed pursuant hereto.

     9.10 Integration. This Agreement, including the exhibits, documents and
          -----------
instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                            ORGANICHEM CORPORATION


                                            By: /s/ John A. Fallone
                                               ------------------------------
                                               Name: John A. Fallone
                                               Title: President

                                            Address: 33 Riverside Avenue
                                                     Renselaer, NY 12144



                                            ALBANY MOLECULAR RESEARCH, INC.


                                            By: /s/ Thomas E. D'Ambra
                                               ------------------------------
                                               Name: Thomas E. D'Ambra, Ph.D.
                                               Title: Chairman & CEO

                                            Address: 21 Corporate Circle
                                                     Albany, NY 12203

                                                                       Exhibit A
                                                                       ---------

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION.


                  FORM OF SUBORDINATED CONVERTIBLE DEBENTURE
                             DUE DECEMBER __, ____


US$15,000,000                                                  December __, 1999
                                                                Albany, New York

     FOR VALUE RECEIVED, ORGANICHEM CORPORATION, a Delaware corporation (the "Maker"), promises to pay to ALBANY MOLECULAR RESEARCH INC., a Delaware corporation (hereinafter called the "Payee"), or to its order, at its address 21 Corporate Circle, Albany, NY 12203, the principal sum of Fifteen Million 00/100 U.S. Dollars (US$15,000,000), together with interest at margins over specified fixed or floating LIBOR (London Inter-Bank Offer Rate) rates as provided for in
Section 2.7(g) of the Credit Agreement, by and between KeyBank National Association and other lenders named therein, and the Maker of even date herewith on the unpaid principal balance from time to time outstanding from the date hereof until the entire principal amount due hereunder is paid in full. The principal shall be paid, and the interest shall accrue and be paid, as provided in that certain Debenture Purchase Agreement dated December __, 1999 by and between the Payee and the Maker (the "Agreement").

     This Subordinated Convertible Debenture (this "Debenture") is issued pursuant to the Agreement, and is entitled to the benefits of the terms and provisions of the Agreement, including without limitation the terms and provisions relating to payment and conversion of the Debentures. The outstanding principal amount of this Debenture shall be paid in full as provided in the Agreement and may only be prepaid in accordance with the provisions of the Agreement.

     Upon the occurrence of an Event of Default as defined in the Agreement, the Lender (as such party is defined in the Agreement) may declare the entire unpaid principal balance hereunder and any accrued and unpaid interest thereon immediately due and payable without notice, demand, presentment or protest and may exercise any of its rights under the Agreement.

     The Maker, to the extent permitted by applicable law, waives presentment for payment, protest and demand, and notice of protest, demand and/or dishonor and nonpayment of this Debenture, notice of any Event of Default under the Agreement except as specifically provided therein, and all other notices or demands otherwise required by law that the Maker may lawfully waive. No unilateral consent or waiver by the Payee with respect to any action or failure to act which, without consent, would constitute a breach of any provision of this Debenture or the

Agreement shall be valid and binding unless in writing and signed by a majority in interest of the Lenders as provided in accordance with Section 9.1 of the Agreement.

     The rights and obligations of the Maker and all provisions hereof shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles.

     All agreements between the Maker and the Payee are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof. If, from any circumstance whatsoever, fulfillment of any provision hereof or the Agreement at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Payee should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Maker and the Payee.

     IN WITNESS WHEREOF, the Maker has caused this Debenture to be executed by its duly authorized representative as of the day and year first above written.

WITNESS:                                ORGANICHEM CORPORATION


___________________________             By:_________________________________
                                           Name:
                                           Title: